SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2004

FOREST OIL CORPORATION

(Exact name of registrant as specified in charter)

New York	1-13515	25-0484900
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	file number)	Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado  80202

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  303.812.1400

Item 5.  Other Events and Regulation FD Disclosure.

On May 23, 2004, Forest Oil Corporation announced that it had entered into a definitive agreement to acquire all of the outstanding shares of The Wiser Oil Company for cash consideration of $10.60 per share.  Forest has agreed to commence a cash tender offer to purchase the shares of Wiser.  The closing of the tender offer and merger of a Forest subsidiary and Wiser are subject to the receipt of any necessary Wiser stockholder approval, customary terms and conditions, including the tender of at least a majority of Wiser’s outstanding shares of common stock on a fully diluted basis and customary regulatory approvals.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                      Exhibits.

Exhibit	Description

10.1	Agreement and Plan of Merger among Forest Oil Corporation, TWOCO Acquisition Corp. and The Wiser Oil Company dated May 21, 2004

10.2	Stockholder Agreement dated May 21, 2004 among Forest Oil Corporation, TWOCO Acquisition Corp., and the stockholder listed on Schedule I

10.3	Stockholder Agreement dated May 21, 2004 among Forest Oil Corporation, TWOCO Acquisition Corp., and the stockholder listed on Schedule I

10.4	Stockholder Agreement dated May 21, 2004 among Forest Oil Corporation, TWOCO Acquisition Corp., and the stockholder listed on Schedule I

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: May 24, 2004	By	/s/ NEWTON W. WILSON III
Newton W. Wilson III
Senior Vice President –
General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Agreement and Plan of Merger Among Forest Oil Corporation, TWOCO Acquisition Corp. and The Wiser Oil Company dated May 21, 2004

10.2	Stockholder Agreement dated May 21, 2004 among Forest Oil Corporation, TWOCO Acquisition Corp. and the stockholder listed on Schedule I

10.3	Stockholder Agreement dated May 21, 2004 among Forest Oil Corporation, TWOCO Acquisition Corp. and the stockholder listed on Schedule I

10.4	Stockholder Agreement dated May 21, 2004 among Forest Oil Corporation, TWOCO Acquisition Corp. and the stockholder listed on Schedule I